      As filed with the Securities and Exchange Commission on August 6, 1997
                                                  Registration No. 333-_______

------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                      WORLDTALK COMMUNICATIONS CORPORATION
             (Exact name of registrant as specified in its charter)

              DELAWARE                              77-0303581
      (State of incorporation)                   (I.R.S. employer
                                               identification no.)

                            5515 OLD IRONSIDES DRIVE
                          SANTA CLARA, CALIFORNIA 95054
                    (Address of principal executive offices)


                           1996 EQUITY INCENTIVE PLAN
                            (Full title of the plan)


                              BERNARD HARGUINDEGUY
                             CHIEF EXECUTIVE OFFICER
                      WORLDTALK COMMUNICATIONS CORPORATION
                            5155 OLD IRONSIDES DRIVE
                          SANTA CLARA, CALIFORNIA 95054
                                 (408) 567-1500
            (Name, address and telephone number of agent for service)

                                   COPIES TO:

                              Gail E. Suniga, Esq.
                             Tyler R. Cozzens, Esq.
                               Fenwick & West LLP
                              Two Palo Alto Square
                           Palo Alto, California 94306


                         CALCULATION OF REGISTRATION FEE

=========================================================================================================
                                            AMOUNT   PROPOSED MAXIMUM  PROPOSED MAXIMUM    AMOUNT OF
                                            TO BE      OFFERING PRICE      AGGREGATE      REGISTRATION
TITLE OF SECURITIES TO BE REGISTERED      REGISTERED     PER SHARE      OFFERING PRICE        FEE
---------------------------------------------------------------------------------------------------------
Common Stock, $0.01 par value per share   750,000(1)     $3.625(2)       $2,718,750(2)     $824.00
=========================================================================================================

 (1) Additional shares available for grant and not yet subject to outstanding options as of August 1, 1997 under the 1996 Equity Incentive Plan.

 (2) Estimated as of August 1, 1997 pursuant to Rule 457(c) solely for the purpose of calculating the registration fee.

                     WORLDTALK COMMUNICATIONS CORPORATION

                      REGISTRATION STATEMENT ON FORM S-8

                                   PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

      Pursuant to General Instruction E of Form S-8, this Registration Statement is being filed with the Securities and Exchange Commission (the "Commission") to include an additional 750,000 shares of the Registrant's Common Stock issuable under the Worldtalk Communications Corporation 1996 Equity Incentive Plan, as amended through June 12, 1997 (the "Plan"). The contents of the Registrant's Registration Statement on Form S-8 (Commission File No. 333-3510), previously filed with the Commission on April 12, 1996, with respect to the Plan are incorporated herein by reference.

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

      The following documents filed with the Commission are incorporated herein by reference:

      (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1996 filed on March 31, 1997 pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), which Annual Report contains audited financial statements for the fiscal year ended December 31, 1996; and

      (b) The Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 1997 filed on May 14, 1997 pursuant to Section 13(a) of the Exchange Act.

      All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities registered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

      As to named experts and counsel, Item 5 is inapplicable.

         The audited financial statements of the Registrant, incorporated herein by reference to its Annual Report on Form 10-K for the fiscal year ended December 31, 1996, have been audited by KPMG Peat Marwick LLP, independent auditors, as set forth in their report thereon. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of KPMG Peat Marwick LLP pertaining to such financial statements (to the extent covered by consents filed with the Commission) given upon the authority of said firm as experts in accounting and auditing.

ITEM 8.  EXHIBITS.

        4.01    Registrant's 1996 Equity Incentive Plan, as amended.

        5.01 Opinion of Fenwick & West LLP regarding legality of securities being registered.

        23.01   Consent of Fenwick & West LLP (included in Exhibit 5.01).

        23.02   Consent of KPMG Peat Marwick LLP, Independent Auditors.

        24.01   Power of Attorney (see page 3).

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Clara, State of California, on the 4th day of August 1997.

                                WORLDTALK COMMUNICATIONS CORPORATION

                                 By: /s/ Bernard Harguindeguy
                                    ------------------------
                                     Bernard Harguindeguy
                                     President and Chief Executive Officer

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints Bernard Harguindeguy and Stephen R. Bennion, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or it might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

        SIGNATURE                         TITLE                       DATE
PRINCIPAL EXECUTIVE OFFICER:

  /s/ Bernard Harguindeguy         President and Chief          August 4, 1997
-----------------------------      Executive Officer
Bernard Harguindeguy

PRINCIPAL FINANCIAL AND
ACCOUNTING OFFICER:

  /s/ Stephen R. Bennion           Executive Vice President,    August 4, 1997
-----------------------------      Chief Financial Officer
Stephen R. Bennion                 and Secretary

DIRECTORS:

                                   Director
-----------------------------
David J. Cowan

  /s/ Max D. Hopper                Director                     August 4, 1997
-----------------------------
Max D. Hopper

  /s/ Anthony Sun                  Director                     August 4, 1997
-----------------------------
Anthony Sun

  /s/ Wade Woodson                 Director                     August 4, 1997
-----------------------------
Wade Woodson

                                  EXHIBIT INDEX
                                  -------------


Exhibit No.                      Description
-----------                      -----------

   4.01    Registrant's 1996 Equity Incentive Plan, as amended.

   5.01 Opinion of Fenwick & West LLP concerning legality of securities being registered.

  23.01    Consent of Fenwick & West LLP (included in Exhibit 5.01).

  23.02    Consent of KPMG Peat Marwick LLP, Independent Auditors.

  24.01    Power of Attorney (see page 3).